PROXY	CITIZENS FUNDS	PROXY
NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 13, 2008

The undersigned hereby constitutes and appoints Marcia S. Kovalik and Sophia Collier, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all shares of the Citizens Fund(s) listed below held of record by the undersigned on November 16, 2007 at the Special Meeting of Shareholders to be held on February 13, 2008, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, at 10:00 a.m., Eastern Time, for the purpose of considering and voting on the proposal(s) set forth, each of which deals with the reorganization of a Citizens Fund with and into a corresponding fund that is a series of Sentinel Group Funds, Inc. Each proposal, if approved by the shareholders of the Citizens Fund named in the proposal, would result in the transfer of the assets and liabilities of such Citizens Fund to the Sentinel Fund named in the proposal in exchange for shares of such Sentinel Fund.

This Proxy Card, when properly executed will be voted in the manner directed herein by the undersigned shareholder, and, in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If this Proxy Card is signed, dated and returned with no choice indicated as to the proposal(s) on which shares represented by the undersigned are entitled to vote, such shares shall be voted FOR the proposal(s).

VOTE VIA TELEPHONE: 1-866-241-6192
VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

NOTE: Please sign exactly as your name appears on this Proxy Card and date. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature (if held jointly)

Date	CIT_18353_122807

FUND	FUND	FUND	FUND
Core Growth – Standard	Core Growth – Administrative & Institutional	Emerging Growth – Standard	Income
Emerging Growth – Administrative & Institutional	Global Equity – Standard	Global Equity – Administrative & Institutional
Money Market – Standard	Money Market – Institutional	Small Cap Core Growth	Value – Standard
Value – Institutional	Balanced

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET Log on to: https://vote.proxy-direct.com Follow the on-screen instructions available 24 hours	VOTE BY PHONE Call 1-866-241-6192 Follow the recorded instructions available 24 hours	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope	VOTE IN PERSON Attend Shareholder Meeting Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 on February 13, 2008

The Board recommends that you vote “FOR” all proposals upon which you are being asked to vote.

Shareholders of record of each Citizens Fund, as of the close of business on the New York Stock Exchange on November 16, 2007 are entitled to notice of and to vote at the Meeting, or any adjournment or postponement of the Meeting.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■
☐ To vote FOR all Proposals of fund(s) for which you own shares mark this box. (No other vote is necessary.)

1.	To approve the reorganization of the Citizens Core Growth Fund with the Sentinel Responsible Investing (SRI) Core Opportunities Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Core Growth – Standard	☐	☐	☐	Core Growth – Administrative & Institutional	☐	☐	☐

2.	To approve the reorganization of the Citizens Emerging Growth Fund with the Sentinel Responsible Investing (SRI) Emerging Companies Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Emerging Growth – Standard	☐	☐	☐	Emerging Growth – Administrative & Institutional	☐	☐	☐

3.	To approve the reorganization of the Citizens Global Equity Fund with the Sentinel International Equity Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Global Equity – Standard	☐	☐	☐	Global Equity – Administrative & Institutional	☐	☐	☐

4.	To approve the reorganization of the Citizens Income Fund with the Sentinel Government Securities Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
Income	☐	☐	☐

5.	To approve the reorganization of the Citizens Money Market Fund with the Sentinel U.S. Treasury Money Market Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Money Market – Standard	☐	☐	☐	Money Market – Institutional	☐	☐	☐

6.	To approve the reorganization of the Citizens Small Cap Core Growth Fund with the Sentinel Responsible Investing (SRI) Emerging Companies Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
Small Cap Core Growth	☐	☐	☐

7.	To approve the reorganization of the Citizens Value Fund with the Sentinel Responsible Investing (SRI) Core Opportunities Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Value – Standard	☐	☐	☐	Value – Institutional	☐	☐	☐

8.	To approve the reorganization of the Citizens Balanced Fund with the Sentinel Balanced Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
Balanced	☐	☐	☐

9.	The transaction of such other business as may properly come before the Meeting.

EVERY VOTE IS IMPORTANT! PLEASE VOTE TODAY!
CIT_18353_122807